Exhibit 10.4

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 25th day of January 2008, by and between Silicon Valley Bank (“Bank”) and ST. BERNARD SOFTWARE, INC., a Delaware corporation (“Borrower”) whose address is 15015 Avenue of Science, San Diego, CA 92128.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 11, 2007 as amended by that certain First Amendment to Loan and Security Agreement dated as of July 9, 2007 and that certain Second Amendment to Loan and Security Agreement dated as of August 13, 2007 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) reduce the amount of the Revolving Line, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Revolving Advances). A Sentence is hereby added to the end of Section 2.1.1(a) as follows:

“Notwithstanding the foregoing, on January 25, 2008 or as soon thereafter as is practical, Bank shall make an Advance to Borrower to refinance all outstanding Indebtedness owing from Borrower to Bank with respect to Term Loan Advances made to Borrower hereunder and thereafter Borrower shall not be permitted to request any additional Term Advances hereunder.”

2.2 Section 2.3(a) (Interest Rate). Section 2.3(a) is amended in its entirety and replaced with the following:

“(a) Interest Rate. Subject to Section 2.3(b), the amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to three percentage points (3.00%) above the Applicable Rate, which interest shall be payable monthly.”

2.3 Section 2.4 (Fees). Section 2.4(a) is amended in its entirety and replaced with the following:

(i) Commitment Fee. A fully earned, non-refundable commitment fee of Twenty Thousand Dollars ($20,000), on each yearly anniversary of the Effective Date;

2.4 Section 6.9(a) (Tangible Net Worth). Section 6.9(a) is amended in its entirety and replaced with the following:

“(a) Tangible Net Worth. A Tangible Net Worth not less than (i) negative Seventeen Million Two Hundred Thousand Dollars ($17,200,000) at all times until May 31, 2008, (ii) negative Seventeen Million Eight Hundred Thousand Dollars ($17,800,000) at all times from June 1, 2008 through June 30, 2008, (iii) negative Eighteen Million Dollars ($18,000,000) at all times from July 1, 2008 through August 31, 2008, (iv) negative Eighteen Million Four Hundred Thousand Dollars ($18,400,000) at all times from September 1, 2008 through September 30, 2008, (v) negative Eighteen Million Six Hundred Thousand Dollars ($18,600,000) at all times from October 1, 2008 through October 31, 2008, (vi) negative Eighteen Million Eight Hundred Thousand Dollars ($18,800,000) at all times from November 1, 2008 through November 30, 2008 and (vii) negative Nineteen Million Dollars ($19,000,000) at all times from December 1, 2008 through December 31, 2008, in each case, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after February 8, 2008 and the principal amount of Subordinated Debt received after February 8, 2008.”

2.5 Section 8.7 (Judgments). Section 8.7 of the Loan Agreement is amended by substituting “Ninety-Nine Thousand Dollars ($99,000)” for “Fifty Thousand Dollars ($50,000)” in the second line thereof.

2.6 Section 12.1 (Termination Prior to Revolving Line Maturity Date). Section 12.1 is amended in its entirety and replaced with the following:

“Termination Prior to Revolving Line Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of

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termination is given to Bank. Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations (other than inchoate indemnity obligations and cash collateralized Letters of Credit extending beyond the termination date of this Agreement). If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to Eighty Thousand Dollars ($80,000) (the “Early Termination Fee”). The Early Termination Fee shall be due and payable on the effective date of such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations. Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if Bank agrees to refinance and redocument this Agreement under another division of Bank (in its sole and exclusive discretion) prior to the “Revolving Line Maturity Date.”

2.7 Section 13 (Definitions). The following terms and their definitions set forth in Section 13.1 are added or amended in their entirety and replaced with the following:

“Borrowing Base” means (i) seventy percent (70%) of Eligible Accounts and (ii) sixty percent (60%) of Advanced Billing Accounts, as determined by Bank from Borrower’s Transaction Report submitted at the end of the most recently ended month; provided, however, that Bank may, with notice to Borrower, decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Revolving Line” is an Advance or Advances in an amount up to Two Million Dollars ($2,000,000).

“Revolving Line Maturity Date” is May 15, 2009.

2.8 Section 13 (Definitions). A new subsection (j) is hereby added to the definition of “Permitted Liens” set forth in Section 13.1 as follows:

“(j) Liens incurred in connection with Subordinated Debt.”

2.9 Exhibit A to the Agreement is hereby replaced with Exhibit A attached hereto.

2.10 Exhibit C to the Agreement is hereby replaced with Exhibit C attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or

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condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in

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accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be effective as of the date first written above upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of an Intellectual Property Security Agreement and a Warrant by Borrower; (d) receipt by Bank of an amendment fee in the amount of Twenty Thousand Dollars ($20,000) and (e) delivery by Borrower to Bank of a Subordination Agreement from all holders of Subordinated Debt.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		ST. BERNARD SOFTWARE, INC.

By:	/s/ Derek Brunelle	By:	/s/ Vincent Rossi
Name:	Derek R. Brunelle	Name:	Vincent A. Rossi
Title:	Relationship Manager	Title:	CEO

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: (i) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter or (ii) the Evault Assets.

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ST. BERNARD SOFTWARE, INC.

The undersigned authorized officer of ST. BERNARD SOFTWARE, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except as otherwise permitted in the Agreement. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual Projections	FYE within 45 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue Report	Monthly within 15 days	Yes No
Transaction Report	(A) the more frequent of weekly or with each Advance request when there are Advances outstanding or (B) if there are no Advances outstanding, within fifteen (15) days after the end each month	Yes No

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Tangible Net Worth	$ *	$	Yes No

*	A Tangible Net Worth not less than (i) negative Seventeen Million Two Hundred Thousand Dollars ($17,200,000) at all times until May 31,2008, (ii) negative Seventeen Million Eight Hundred Thousand Dollars ($17,800,000) at all times from June 1, 2008 through June 30,2008, (iii) negative Eighteen Million Dollars ($18,000,000) at all times from July 1, 2008 through August 31, 2008, (iv) negative Eighteen Million Four Hundred Thousand Dollars ($18,400,000) at all times from September 1, 2008 through September 30, 2008, (v) negative Eighteen Million Six Hundred Thousand Dollars ($18,600,000) at all times from October 1, 2008 through October 31,2008, (vi) negative Eighteen Million Eight Hundred Thousand Dollars ($18,800,000) at all times from November 1, 2008 through November 30,2008 and (vii) negative Nineteen Million Dollars ($19,000,000) at all times from December 1,2008 through December 31, 2008, in each case, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after February 8,2008 and the principal amount of Subordinated Debt received after February 8, 2008.

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

________________________

ST. BERNARD SOFTWARE, INC	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

Tangible Net Worth (Section 6.9(a))

Required: A Tangible Net Worth not less than (i) negative Seventeen Million Two Hundred Thousand Dollars ($17,200,000) at all times until May 31, 2008, (ii) negative Seventeen Million Eight Hundred Thousand Dollars ($17,800,000) at all times from June 1,2008 through June 30, 2008, (iii) negative Eighteen Million Dollars ($18,000,000) at all times from July 1, 2008 through August 31, 2008, (iv) negative Eighteen Million Four Hundred Thousand Dollars ($18,400,000) at all times from September 1,2008 through September 30,2008, (v) negative Eighteen Million Six Hundred Thousand Dollars ($18,600,000) at all times from October 1, 2008, through October 31, 2008, (vi) negative Eighteen Million Eight Hundred Thousand Dollars ($18,800,00’0) at all times from November 1,2008 through November 30, 2008 and (vii) negative Nineteen Million Dollars ($19,000,000) at all times from December 1, 2008 through December 31, 2008, in each case, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after February 8, 2008 and the principal amount of Subordinated Debt received after February 8, 2008.

Actual:

A. Aggregate net worth of Borrower	$

B. Aggregate value of intangible assets of Borrower	$

C. Aggregate Subordinated Debt	$

D. Tangible Net Worth (line A minus line B plus line C)	$

Is line D equal to or greater than the dollar amount required above?

             No, not in compliance                                                                       Yes, in compliance